CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 23, 1999, relating to the financial statements and financial highlights which appear in the November 30, 1999 Annual Report to Shareholders of Pennsylvania Daily Municipal Income Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP
New York, New York
March 28, 2000